UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020 urban-gro, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52898	46-5158469
(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G

Lafayette, Colorado 80026

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (720) 390-3880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 31, 2020, urban-gro, Inc. (“urban-gro”) filed a certificate of amendment to urban-gro’s certificate of incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), which effected a one-for-six reverse stock split (the “reverse split”) of urban-gro’s issued and outstanding shares of common stock at 5:01 PM Eastern Time on that date.

As a result of the reverse split, every six shares of common stock issued and outstanding was converted into one share of common stock. No fractional shares were issued in connection with the reverse split. Stockholders who would otherwise be entitled to a fractional share of common stock will instead receive a cash payment equal to such fraction multiplied by the average of the closing sales prices of the common stock (as adjusted to give effect to the reverse split) on the OTCQX marketplace for the five consecutive trading days immediately preceding the effective date.

The reverse split did not change the par value of the common stock or the authorized number of shares of common stock. The reverse split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in urban-gro’s equity (other than as a result of the payment of cash in lieu of fractional shares). All of urban-gro’s options, warrants, and other convertible securities that were outstanding immediately before the effectiveness of the Certificate of Amendment also were adjusted by dividing the number of shares of common stock into which the options, warrants, and other convertible securities were exercisable or convertible by six and multiplying the exercise or conversion price thereof by six, all in accordance with the terms of the plans, agreements, or arrangements governing such options, warrants, and other convertible securities.

The common stock will begin trading on the OTCQX on a post-reverse split basis when the market opens on January 6, 2021 and will trade under the ticker symbol “UGROD” for 20 trading days. The new CUSIP number for urban-gro’s common stock following the reverse split is 91704K202.

The foregoing description of the Certificate of Amendment is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

Urban-gro issued a press release regarding the reverse split on January 5, 2021. The full text of the press release is furnished as Exhibit 99.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.

Number	Exhibit

3.1	Certificate of Amendment to Certificate of Incorporation of urban-gro, Inc.

99.1	Press Release issued by urban-gro, Inc. on January 5, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: January 5, 2021	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chief Executive Officer

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